EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 12, 2005, relating to the consolidated financial statements of Onstream Media Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2004.

We also consent to the reference to us under the caption Experts in the Prospectus, which is part of this registration statement.


                                                   /s/ GOLDSTEIN LEWIN & CO.
                                                   Certified Public Accountants


Boca Raton, Florida,
June 27, 2005.